Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

1.    Horizons-3 License LLC, a limited liability company organized under the laws of Delaware.

2.    Intelsat Africa (Pty.) Ltd., a company organized under the laws of South Africa.

3.    Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.

4.    Intelsat Alliance LP, a limited partnership organized under the laws of Delaware.

5.    Intelsat Aviation AcquisitionCo LLC, a limited liability company organized under the laws of Delaware.

6.    Intelsat Aviation HoldCo LLC, a limited liability company organized under the laws of Delaware.

7.    Intelsat Aviation TopCo LLC, a limited liability company organized under the laws of Delaware.

8.    Intelsat Brasil Ltda., a company organized under the laws of Brazil.

9.    Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

10. Intelsat Connect Finance S.A., a company organized under the laws of Luxembourg.

11. Intelsat Envision Holdings LLC, a limited liability company organized under the laws of Delaware.

12. Intelsat General Communications LLC, a limited liability company organized under the laws of Delaware.

13. Intelsat Genesis Inc., a company organized under the laws of Delaware.

14. Intelsat Genesis GP LLC, a limited liability company organized under the laws of Delaware.

15. Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

16. Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

17. Intelsat Holdings S.A., a company organized under the laws of Luxembourg.

18. Intelsat Horizons-3 LLC, a limited liability company organized under the laws of Delaware.

19.    Intelsat Inflight International Holdings LLC, a limited liability company organized under the laws of Delaware.

20.    Intelsat Inflight LLC, a limited liability company organized under the laws of Delaware.

21.    Intelsat Inflight Switzerland GmbH, a company organized under the laws of Switzerland.

22.    Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

23. Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.

24. Intelsat Investments S.A., a company organized under the laws of Luxembourg.

25. Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

26. Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

27. Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

28. Intelsat License LLC, a limited liability company organized under the laws of Delaware.

29. Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

30. Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

31. Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

32. Intelsat US Finance LLC, a limited liability company organized under the laws of Delaware.

33. Intelsat US LLC, a limited liability company organized under the laws of Delaware.

34. Intelsat Ventures S.à r.l., a company organized under the laws of Luxembourg.

35. Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

36. PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

37. PanAmSat International Holdings LLC, a limited liability company organized under the laws of Delaware.

38. PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.